EXHIBIT 10.8

Loan No. 1015003

REPAYMENT GUARANTY AGREEMENT

(Secured Loan)

This REPAYMENT GUARANTY AGREEMENT (“Guaranty”) is dated November 4, 2015, by DC LIQUIDATING ASSETS HOLDCO LLC, a Delaware limited liability company (“Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, “Lender”).

R E C I T A L S

A.	Pursuant to the terms of that certain Construction Loan Agreement by and between the borrowers party thereto, each a Delaware limited liability company or limited partnership, as applicable (collectively, “Borrower”) and Lender dated as of even date herewith, as the same may be amended, modified, supplemented or replaced from time to time, “Loan Agreement”), Lender has agreed to loan to Borrower the principal sum of up to ONE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($120,000,000.00) (“Loan”) for the purposes specified in the Loan Agreement.

B.	The Loan Agreement provides that the Loan is evidenced by that certain Promissory Note dated of even date herewith, executed by Borrower payable to the order of Lender in the principal amount of the Loan (as the same may be amended, modified, supplemented or replaced from time to time, “Note”).The Loan is further evidenced and secured by certain other documents described in the Loan Agreement as Loan Documents.

C.	The Note is secured by, among other things, the mortgages, deeds to secure debt and deeds of trust identified on Schedule 1 to this Agreement (collectively, and as the same may be amended, modified, supplemented or replaced from time to time, “Security Instrument”).

D.	The real property which is the subject of the Security Instrument is referred to hereinafter as the “Property”.

E.	The Loan Agreement, the Security Instrument, the Note, and those other documents described in the Loan Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, are collectively referred to hereinafter as the “Loan Documents”. This Guaranty is not one of the Loan Documents.

F.	The purpose of the Loan includes, without limitation, the construction on certain of the Property of certain improvements (“Construction Improvements”) described in plans and specifications required by the Loan Agreement (“Plans and Specifications”).

G.	Guarantor is the direct or indirect owner of an equity interest in Borrower and will benefit from the Loan to be made by Lender to Borrower.

THEREFORE, to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1.	GUARANTY. Guarantor hereby unconditionally, absolutely and irrevocably guarantees and promises to pay to Lender or order, on demand, in lawful money of the United States of America, in immediately available funds, the aggregate principal amount of the Loan or so much thereof as may be due and owing under the Note or any of the other Loan Documents, together with interest and any other sums payable under the Note or any of the other Loan Documents or under or in connection with a Swap Agreement between Borrower and Lender.

2.	NO WAIVER, RELEASE OR IMPAIRMENT. Nothing contained in this Guaranty shall be deemed to waive, release, affect or impair the indebtedness evidenced by the Loan Documents or the obligations of Borrower under the Loan Documents, or the liens and security interests created by the Loan Documents, or Lender’s rights to enforce its rights and remedies under the Loan Documents and under this Guaranty or the indemnity provided herein, in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under the Loan Agreement or in the other Loan Documents. The provisions of Section 1 of this Guaranty shall prevail and control over any contrary provisions elsewhere in this Guaranty or the other Loan Documents.

3.	REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or any other guarantor or without exhausting any or all security (if any) for the Loan or any Swap Agreement between Borrower and Lender, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations hereunder, together with interest thereon at the rate of interest applicable to the principal balance of the Note.

4.	RIGHTS OF LENDER. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) approve modifications to the Plans and Specifications so long as such modifications do not materially increase the cost of constructing the Construction Improvements nor materially increase the time necessary to complete the Construction Improvements; (b) change the terms or conditions of disbursement of the Loan so long as such changes do not materially interfere with Borrower’s ability to construct the Construction Improvements as and when required under the Loan Agreement; (c) renew, modify or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender; (d) declare all sums owing to Lender under the Note or any of the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender, due and payable upon the occurrence of a Default under the Loan Documents or an Event of Default as defined in any Swap Agreement between Borrower and Lender; (e) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (f) otherwise modify the terms of any of the Loan Documents or any Swap Agreement between Borrower and Lender, except for: (i) increases in the principal amount of the Note or changes in the manner by which interest rates, fees or charges are calculated under the Note and the other Loan Documents (Guarantor acknowledges that if the Note or the other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date (as defined in the Note) of the Note where no Default has occurred under the Loan Documents; (g) take and hold security for the performance of Borrower’s obligations under the Note or the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender, and exchange, enforce, waive, subordinate and release any such security in whole or part; (h) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (i) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents or any obligations under or in connection with any Swap Agreement between Borrower and Lender; (j) apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; and (k) assign this Guaranty in whole or in part (as long as the interests in the other Loan Documents are also assigned to the same assignee subject to the terms of the Loan Agreement); and (l) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty subject to the terms of the Loan Agreement.

5.

GUARANTOR’S WAIVERS. Guarantor waives any and all rights and defenses based upon or arising out of (a) any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Loan Documents and satisfaction of all obligations under or in connection with any Swap Agreement between Borrower and Lender, (b) any lack of authority of the officers, directors, partners, managers, members or agents acting or purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor, any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor; (c) the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) any act or omission by Lender which directly or indirectly results in, or contributes to, the release of Borrower or any other person or any collateral for any obligation to Lender in connection with the Loan (other than as a result of a repayment in full of all of the obligations of Borrower under the Loan); (e) the unenforceability or invalidity of any collateral assignment or guaranty with respect to any obligation to Lender in connection with the Loan, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any obligation to Lender in connection with the Loan; (f) any failure of Lender to marshal assets in favor of Guarantor or any other person; (g) any modification of any obligation to Lender in connection with the Loan, including, without limitation, any renewal, extension, acceleration or increase in interest rate; (h) an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure, if available and/or permitted, with respect to security for a guaranteed obligation, has or may have destroyed Guarantor’s rights of subrogation, reimbursement and contribution against the principal by the operation of applicable law or otherwise; (i) Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform its obligations under the Note or any of the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender, or upon the failure of any other principals of Borrower to guaranty the Loan or any obligations under or in connection with any Swap Agreement between Borrower and Lender; (j) any statute or rule of law which provides that the obligation of a surety or guarantor must be neither larger in amount nor in any other respects more burdensome than that of a principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (k) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (l) Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (m) any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (n) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents or any obligations under or in connection with any Swap Agreement between Borrower and Lender now or hereafter held by Lender; (o) presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and other notices of any kind (except for notices to Borrower, as required in the Loan Documents); (p) any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; (q) any right to require Lender to institute suit or exhaust remedies against Borrower or others liable for any of such indebtedness, to enforce Lender’s rights against any collateral which shall have been given to secure the Loan, to enforce Lender’s rights against any other guarantors of such indebtedness, to join Borrower or any others liable on such indebtedness in any action seeking to enforce this Guaranty, to resort to any other means of obtaining payment of such indebtedness; (r) notices of disbursement of Loan proceeds, acceptance hereof, proof of non-payment, default under any of the Loan Documents, notices and demands of any kind; (s) the invalidity, illegality or unenforceability of all or any portion of the indebtedness guaranteed hereby or any of the Loan Documents for any reason whatsoever, including that interest on such indebtedness violates applicable usury laws, that Borrower or others liable for all or a portion thereof have valid defenses, claims or offsets to all or a portion of such indebtedness, or that the

Note or other Loan Documents have been forged or otherwise are irregular or not genuine or authentic (it being agreed that Guarantor shall remain liable under this Guaranty regardless of whether Borrower or any other person shall be found not liable for repayment of all or a portion of such indebtedness); (t) use of cash collateral under Section 363 of the United States Bankruptcy Code; or (u) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person. Guarantor further specifically waives any and all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon deficiency limitation or anti-deficiency, redemption or other similar rights. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation, any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under applicable law. To the extent permitted under applicable law, Guarantor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. This understanding and waiver is made in addition to and not in limitation of any of the other terms and conditions of this Guaranty.

6.

GUARANTOR’S WARRANTIES. Guarantor warrants, represents, covenants and acknowledges to Lender that: (a) Lender would not make the Loan nor enter into any Swap Agreement with the Borrower but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement, any Swap Agreement between Borrower and Lender, Plans and Specifications and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations under the Loan Documents and any Swap Agreement with Lender, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Lender has made no representation to Guarantor as to any such matters; (e) the most recent financial statements of Guarantor heretofore or hereafter delivered to Lender (i) are or will be materially complete and correct, (ii) present fairly and accurately the financial condition of Guarantor as of the respective dates thereof, and (iii) are or will be prepared in accordance with the same accounting standards used by Guarantor to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan, or other accounting standards approved by Lender, and since the date of such financial statements, there has been no material adverse change in such financial condition of Guarantor, nor has any asset or property reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered which would have a Material Adverse Effect except as previously disclosed in writing by Guarantor to Lender; (f) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, pledge, hypothecate, mortgage, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business and subject to Permitted Transfers; (g) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered “insolvent”, as that term is defined in Section 101 of the Federal Bankruptcy Code, or otherwise rendered unable to pay Guarantor’s debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of Guarantor’s assets; and (h) the calculation of liabilities in any such financial statements do NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities, and therefore, the amount of liabilities is the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

7.	COVENANTS.

7.1	Advisory Agreement. Guarantor shall not make any changes (other than immaterial or ministerial changes) without Lender consent (such consent not to be unreasonably withheld, conditioned or delayed) to the Management Services Agreement dated November 4, 2015, among Guarantor, DC Industrial Liquidating Trust and DCG Liquidating Advisor LLC (the “Advisory Agreement”); provided, however, that any renewal of the Advisory Agreement made in conformance with the terms and conditions of the Advisory Agreement is hereby deemed approved by Lender. Any and all amounts payable pursuant to such agreement shall be subordinate to the Loan; provided, however, that so long as no Default exists, Borrower may pay the amounts due and payable in accordance with the Advisory Agreement approved by Lender. Any amounts accruing under the Advisory Agreement and not paid as the result of the existence of a Default shall accrue and may be payable upon Lender’s written confirmation acting reasonably that such Default has been waived or cured. Guarantor shall cause DCG Liquidating Advisor LLC to enter into a subordination agreement in form and substance reasonably acceptable to Lender.

7.2	Other Covenants. To the extent Borrower is obligated to cause Guarantor to comply with certain covenants under the Loan Agreement or any of the other Loan Documents, Guarantor shall so comply with such covenants, including, without limitation, the restrictions on transfer set forth in Sections 9.18 and 9.19 of the Loan Agreement.

8.	FINANCIAL STATEMENTS.

8.1	Guarantor Financial Statements.

Guarantor shall make available to Lender, as soon as available, but in no event later than ninety (90) days after Guarantor’s fiscal year end, financial statements acceptable in form to Lender, including a statement of net assets and changes in net assets per the Liquidation Basis of Accounting (GAAP) consistently applied, together with supporting property and mortgage debt schedules, for Guarantor.

8.2	Tax Returns. If requested by Lender, Guarantor shall deliver to Lender as soon as available, but no later than October 31st of each year, complete copies of federal and state tax returns for Guarantor together with all applicable schedules thereto, each of which shall be signed and certified by an authorized officer of the Guarantor to be true and complete copies of such returns.

8.3	Other Information. From time to time, upon Lender’s delivery to Guarantor of at least ten (10) days prior written notice, such other information with regard to Guarantor as Lender may reasonably request in writing.

8.4	Form; Warranty. Guarantor agrees that all financial statements to be delivered to Lender pursuant to this Section shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the Guarantor; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) unless otherwise set forth above, be prepared in accordance with the Liquidation Basis Accounting (GAAP) consistently applied.

9.	SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower or, following the occurrence of a Default, by any other guarantor under any guaranty or indemnity of the Loan or an Event of Default under, and defined in, any Swap Agreement between Borrower and Lender, to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents or under or in connection with any Swap Agreement between Borrower and Lender. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender have been fully discharged. Guarantor agrees that it will not take any action or initiate any proceedings, judicial or otherwise, to enforce Guarantor’s rights or remedies with respect to any such indebtedness, including without limitation any action to enforce remedies with respect to any defaults under such indebtedness or to any collateral securing such indebtedness or to obtain any judgment or prejudgment remedy against Borrower or any such collateral until all obligations of Borrower under the Note and the other Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender have been fully discharged. Guarantor also agrees that until all obligations of Borrower under the Note and the other Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender have been fully discharged, it will not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty.

10.	BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or Lender’s nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender.

11.

ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if

Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note, the other Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender, and the Security Instrument. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

12.	CREDIT REPORTS. Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual; provided, however, Lender shall keep such credit reports confidential.

13.	ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction and any Swap Agreement between Borrower and Lender, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

14.	MISCELLANEOUS.

14.1	Notices. All notices, demands, or other communications under this Guaranty and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Guaranty). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Guarantor:	DC Liquidating Assets Holdco LLC c/o Dividend Capital 518 17th Street, 17th Floor Denver, Colorado 80202 Attn: Lainie Minnick, Senior Vice President

With a copy to:	DC Liquidating Assets Holdco LLC c/o Dividend Capital 518 17th Street, 17th Floor Denver, Colorado 80202 Attn: Joshua J. Widoff, General Counsel

Lender:

Wells Fargo Bank, National Association

Commercial Real Estate/ REIT Finance Group

(AU#2754)

10 S. Wacker Drive, 32nd Floor

Chicago, Illinois 60606

Attn: Craig V. Koshkarian, Vice President

Loan No. 1015003

With a copy to:

Wells Fargo Bank, National Association

Commercial Real Estate/ REIT Finance Group

(AU#2754)

1800 Century Park East, Suite 1200

Los Angeles, California 90067

Attn: Ryan S. Gawel, Vice President

Loan No. 1015003

and to:	Wells Fargo Bank, National Association Loan Center 608 2nd Ave S Minneapolis, Minnesota 55402 Attn: Breanna Schmid, Loan Servicing Specialist Loan No. 1015003

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove. Guarantor shall forward to Lender, without delay, any notices, letters or other communications delivered to Guarantor naming Lender or the “Construction Lender” or any similar designation as addressee which would reasonably be expected to adversely affect the construction of the Construction Improvements or the ability of Guarantor to perform its obligations to Lender under the Loan Documents.

14.2	Attorneys’ Fees and Expenses; Enforcement. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, or an Event of Default under or in connection with, and as defined in, any Swap Agreement between Borrower and Lender, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Guarantor shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and expenses and all costs incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein. In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

14.3	No Waiver. No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Guaranty shall constitute a waiver of any breach, default,

or failure of condition under the Note or this Guaranty or the obligations secured thereby. A waiver of any term of the Note or this Guaranty or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

14.4	Loan Sales and Participation; Disclosure of Information. Lender may sell or assign all or any portion (not less than $5,000,000) of its rights and obligations under the Loan with Borrower’s prior written approval (such approval not to be unreasonably withheld or delayed); provided, that, (i) during the existence of a Default, Lender shall not be required to sell or assign any minimum amount or obtain Borrower’s approval, and (ii) such approval shall be deemed granted if Borrower fails to approve or disapprove such sale or assignment within 10 Business Days following Lender’s request therefor. Lender, may, at any time and in its sole expense, grant participations in the Loan. If Lender assigns or participates any portion (but not all) of its interest in the Loan, Lender shall become and remain the sole administrative agent under the Loan, and shall be Borrower’s sole point of contact with respect to the Loan. Lender may freely grant participations of all or any portion of the Loan.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

14.5	Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT OF LENDER TO MAKE THE LOAN TO BORROWER.

14.6	Severability. If any provision or obligation under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Guaranty and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Guaranty.

14.7	Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Guaranty shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

14.8	Time. Time is of the essence of each and every term herein.

14.9	Governing Law And Consent To Jurisdiction. This Guaranty and any claim, controversy or dispute arising under or related to this Guaranty, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of New York without regard to any conflicts of law principles, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of New York having proper venue and also consent to service of process by any means authorized by New York or federal law.

14.10	Survival. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including without limitation any foreclosure or deed in lieu thereof.

14.11	Joint and Several Liability. THE LIABILITY OF THE GUARANTOR HEREUNDER SHALL BE JOINT AND SEVERAL WITH THE BORROWER AND ALL OTHER GUARANTORS OF BORROWER’S OBLIGATIONS UNDER THE NOTE AND LOAN DOCUMENTS AND ANY OBLIGATIONS UNDER OR IN CONNECTION WITH ANY SWAP AGREEMENT BETWEEN BORROWER AND LENDER.

14.12	Headings. All article, section or other headings appearing in this Guaranty are for convenience of reference only and shall be disregarded in construing this Guaranty.

14.13	Powers Of Attorney. The powers of attorney granted by Guarantor to Lender in this Guaranty shall (i) not be exercised by Lender unless and until there is a Default under the Loan that has occurred and is continuing, and (ii) be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed or any obligations under or in connection with any Swap Agreement between Borrower and Lender remain unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event. Guarantor acknowledges that this power of attorney forms a part of a contract (this Guaranty) and is security for money or for the performance of a valuable act. Lender hereby discloses that it may exercise the foregoing power of attorney for Lender’s benefit, and such authority need not be exercised for Guarantor’s best interest.

14.14	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the meanings attributed to such terms in the Loan Agreement.

14.15	Rules Of Construction. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. The word “Lender” as used herein shall include Lender, its successors, assigns and affiliates.

14.16	Use Of Singular And Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

14.17	Exhibits, Schedules And Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Guaranty by such attachment for all purposes.

14.18	Community Property. If Guarantor is a natural person, this Guaranty shall be binding against Guarantor’s sole and separate property and the property now or hereafter owned by the marital community property of Guarantor.

14.19	Integration; Interpretation. This Guaranty contains the entire agreement of the parties with respect to the matters contemplated hereby and supersedes all prior negotiations or agreements, written or oral. This Guaranty shall not be modified except by written instrument executed by all parties.

[The remainder of this page intentionally left blank.]

Loan No. 1015003

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date appearing on the first page of this Guaranty.

“GUARANTOR”

DC LIQUIDATING ASSETS HOLDCO LLC, a Delaware limited liability company

By:	DC Industrial Liquidating Trust, a Maryland statutory trust, its managing member

	By:	/s/ Lainie P. Minnick
	Name:	Lainie P. Minnick
	Title:	Senior Vice President, Finance and Treasurer

SCHEDULE 1 - REAL PROPERTY SECURITY INSTRUMENTS

(a)	Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Redlands DC LP, a Delaware limited partnership, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of San Bernardino County, California;

(b)	Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Cajon DC LP, a Delaware limited partnership, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of San Bernardino County, California;

(c)	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Miami DC III LLC, a Delaware limited liability company, and Miami DC III Land LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Miami-Dade County, Florida;

(d)	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Miami DC IV LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Miami-Dade County, Florida;

(e)	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Tamarac Commerce Center DC II LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Broward County, Florida;

(f)	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Tamarac Commerce Center DC III LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Broward County, Florida;

(g)	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Lehigh Valley Crossing DC I LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Lehigh County, Pennsylvania;

(h)	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Lehigh Valley Crossing DC I LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Lehigh County, Pennsylvania;

(i)	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Lehigh Valley Crossing DC III LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Lehigh County, Pennsylvania; and

(j)	Deed to Secure Debt with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Bluegrass DC II LLC, a Delaware limited liability company, for the benefit of Lender, dated as of even date herewith, and to be recorded in the records of Forsyth County, Georgia.